UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

PITNEY BOWES INC.
(Name of Registrant as Specified In Its Charter)

HESTIA CAPITAL PARTNERS LP HELIOS I, LP HESTIA CAPITAL PARTNERS GP, LLC HESTIA CAPITAL MANAGEMENT, LLC KURTIS J. WOLF MILENA ALBERTI-PEREZ TODD A. EVERETT KATIE A. MAY LANCE E. ROSENZWEIG
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Hestia Capital Partners, LP (“Hestia Capital”), together with the other participants named herein (collectively, “Hestia”), has filed a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of stockholders (the “Annual Meeting”) of Pitney Bowes Inc., a Delaware corporation (the “Company”).

On March 7, 2023, Hestia Capital posted the following materials to www.hestiacapital.com:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Hestia Capital Partners, LP (“Hestia Capital”), together with the other participants named herein (collectively, “Hestia”), has filed a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of stockholders of Pitney Bowes Inc., a Delaware corporation (the “Company”).

HESTIA STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Hestia Capital, Helios I, LP (“Helios”), Hestia Capital Partners GP, LLC (“Hestia Partners GP”), Hestia Capital Management, LLC (“Hestia LLC”), Kurtis J. Wolf, Milena Alberti-Perez, Todd A. Everett, Katie A. May and Lance E. Rosenzweig.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 14,656,771 shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”). As of the date hereof, Hestia Capital beneficially owns 4,525,000 shares of Common Stock, including 100 shares held in record name. As of the date hereof, Helios beneficially owns 9,430,000 shares of Common Stock. Hestia Partners GP, as the general partner of each of Hestia Capital and Helios, may be deemed to beneficially own the (i) 4,525,000 shares of Common Stock beneficially owned by Hestia Capital and (ii) 9,430,000 shares of Common Stock beneficially owned by Helios. Hestia LLC, as the investment manager of each of Hestia Capital, Helios and certain separately managed accounts (the “SMAs”), may be deemed to beneficially own the (i) 4,525,000 shares of Common Stock beneficially owned by Hestia Capital, (ii) 9,430,000 shares of Common Stock beneficially owned by Helios and (iii) 678,500 shares of Common Stock held in the SMAs. Mr. Wolf, as the Managing Member of each of Hestia Partners GP and Hestia LLC, may be deemed to beneficially own the (i) 4,525,000 shares of Common Stock beneficially owned by Hestia Capital, (ii) 9,430,000 shares of Common Stock beneficially owned by Helios and (iii) 678,500 shares of Common Stock held in the SMAs. As of the date hereof, Ms. Alberti-Perez beneficially owns 500 shares of Common Stock. As of the date hereof, Mr. Everett beneficially owns 10,471 shares of Common Stock. As of the date hereof, Ms. May beneficially owns 2,300 shares of Common Stock. As of the date hereof, Mr. Rosenzweig beneficially owns 10,000 shares of Common Stock.